UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

BIOENVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24875	13-4025857
(Commission File No.)	(IRS Employer Identification No.)

345 Park Avenue, 41st Floor

New York, New York 10154

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 750-6700

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2007, Bioenvision JapanCo., Ltd. (the “Company”), a wholly owned subsidiary of Bioenvision, Inc. (the “Parent Company”) entered into an Entrustment Agreement (the “Employment Agreement”) with Yoshimaru Yamamoto (the “Executive”), which provides that, among other things, Mr. Yamamoto will serve as General Manager and Director of the Company for the term beginning on February 19, 2007 (the “Effective Date”) and ending on the first anniversary thereof (the “Expiration Date”) or such earlier date on which Executive’s employment terminates in accordance with the terms of the Employment Agreement. On the Expiration Date and each anniversary thereof, the Expiration Date shall be extended by one year unless (a) the Employment Agreement has been earlier terminated by its terms or (b) either party gives written notice not less than 60 days prior to the then Expiration Date that the Employment Agreement will not be extended. Pursuant to the terms of the Employment Agreement, Executive will receive a base salary of 20,000,000 Yen per year and a one-time signing bonus upon execution of the Employment Agreement in the amount of 500,000 Yen. Executive is eligible to receive annual bonus compensation in such amounts, if any, to be determined in the sole discretion of the Company’s Board of Directors or as otherwise set forth under the terms of any future written agreements that Executive and the Company may enter into. Notwithstanding the above, a minimum one time bonus of $75,000 (USD) shall be granted at the time and to the extent that the Company receives approval of its lead drug in Japan for the treatment of childhood or adult acute leukemia (or both). The Parent Company agreed to grant and issue Executive stock options, under the Parent Company’s 2003 stock option plan, to purchase 50,000 shares of common stock at its fair market value on the Effective Date (the average of the high and low bid price of shares of the Company's common stock). 10,001 of these options shall vest immediately on the Effective Date, and 13,333 of these options shall vest on each of the first, second and third anniversaries of the Effective Date, or earlier pursuant to the terms of the Company’s 2003 Stock Option Plan. If Executive resigns with good reason or is discharged without cause, he is entitled to a lump sum in cash, payable within ten (10) business days after the effective date of such event, equal to one times the sum of Executive’s then-current base salary and (B) all of Executive’s outstanding stock options shall immediately vest and become exercisable and Executive shall have the full term of the option to exercise any of his stock options. If Executive resigns without good reason or is discharged for cause, he is entitled to any unpaid base salary, expense reimbursements, and vacation days accrued prior to termination of employment and Executive shall forfeit all vested and unvested stock pursuant to the terms of the 2003 stock option plan.

On February 5, 2007, the Company issued a press release announcing the appointment of Mr. Yamamoto as Director and General Manager of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Entrustment Agreement by and between the Company and Yoshimaru Yamamoto, dated January 31, 2007.

99.1	Press Release dated February 5, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOENVISION, INC.

Dated: February 6, 2007	By:	/s/ David P. Luci
David P. Luci
EVP, General Counsel and Corporate Secretary

EXHIBIT INDEX

10.1	Entrustment Agreement by and between the Company and Yoshimaru Yamamoto, dated January 31, 2007.
99.1	Press release dated February 5, 2007.